EXHIBIT A.3

        I, the undersigned, HEREBY CERTIFY that at a meeting of the Board of Directors of THE WESTERN MASSACHUSETTS ELECTRIC COMPANY, duly called and held on August 12, 1996 at which a quorum was present and acting throughout, the following resolutions were duly adopted:

        RESOLVED, that the Company, or a special purpose entity created by the Company, is hereby authorized to enter into (i) a receivables purchase and sale agreement (the "Agreement") with Union Bank of Switzerland, New York Branch, as Agent (the "Agent") and Monte Rosa Capital Corporation (the "Purchaser") and
(ii) any and all necessary or appropriate related documentation under which the Company and/or such special purpose entity may, in the Company's discretion and subject to the satisfaction of certain conditions precedent, sell or otherwise transfer (directly or indirectly) from time to time to the Purchaser an interest in (x) certain billed and unbilled accounts receivable (the "Receivables") originated by the Company and arising from the sale of electricity and related services to its customers and (y) certain related claims, rights and other assets.

        RESOLVED, the purchase price to be paid by the Purchaser shall not exceed $50 million at any time; provided that the interest acquired by the Purchaser shall be calculated to include, in addition to such purchase price, such reserves as are agreed upon by the Purchaser and the Company.

        RESOLVED, that the Company may, if the officers of the Company negotiating the Agreement shall deem the same to be advantageous in connection with the transactions contemplated by the Agreement, take such steps as they shall deem necessary or appropriate to form (and capitalize) a special purpose corporation or other entity to be an intermediate transferee/transferor of the Receivables.

        RESOLVED, that the Chairman, the President, any Vice President, the Treasurer, and any Assistant Treasurer are severally authorized in the name and on behalf of the Company to execute and deliver the Agreement and any and all related documentation, the execution and delivery thereof to be sufficient and conclusive evidence that the same is within the authority conferred by these resolutions.

        RESOLVED, that the officers of the Company are authorized to prepare and file with the Massachusetts Department of Public Utilities and/or Securities and Exchange Commission, such application(s), if any, as they may determine to be necessary to request approval or authorization for the Company to engage in the transactions contemplated by these resolutions or to take any actions necessary or appropriate in connection therewith; and the officers of the Company are severally authorized to file such amendments to the foregoing application(s) and to take such other actions in relation thereto as they may deem necessary or desirable.

        RESOLVED, that the officers of the Company are severally authorized to execute and deliver all such other documents and take all such other actions to effect the accounts receivable purchase and sale program (including, if applicable, the formation of a special purpose entity) contemplated by these resolutions in accordance with the Agreement and the other documents relating thereto and the transactions contemplated by the foregoing resolutions as the officer or officers so acting may deem necessary or advisable to carry out the purposes of the foregoing resolutions, the execution and delivery thereof and the taking of such actions to be sufficient and conclusive evidence that the same is within the authority conferred by these resolutions.

        I DO FURTHER CERTIFY that the foregoing resolutions are still in full force and effect as of this date.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said Company on this 8th day of January, 1997.

                                              /s/ Mark A. Joyse
                                              Mark A. Joyse
                                              Assistant Clerk

(Seal)